Exhibit 99.1

DocGo Appoints Veteran Technology Human Resources Executive Vina Leite, MS,

to its Board of Directors and Announces Key Leadership Promotions

NEW YORK (Nov. 14, 2022) – (Business Wire) – DocGo (Nasdaq: DCGO), a leading provider of last-mile mobile health services, today announced that it has appointed veteran human resources executive Vina Leite, MS, to its Board of Directors. Ms. Leite brings to the DocGo Board more than two decades of leadership, with experience transforming technology-driven high growth and Fortune 500 organizations by closely aligning human resources with corporate goals to achieve optimal outcomes. The company also announced key leadership promotions that will be effective December 31, 2022.

“We are very pleased to have someone with Vina’s experience and track record join our Board at this time,” stated Stan Vashovsky, Chief Executive Officer and Chairman of DocGo. “Our people and our proprietary technology are our two most valuable assets, and with Vina’s guidance, we will strive to maintain an organization of scale capable of maintaining the growth trajectory that we currently enjoy.”

“I am impressed by DocGo’s innovative health care delivery model, which combines expert clinical staff and proprietary technology to differentiate the Company from its peers,” commented Ms. Leite. “I look forward to leveraging my years of experience in human capital to create a culture that will advance the organization’s success.”

Leadership promotions

DocGo also announced today several leadership changes. DocGo’s Chief Operating Officer, Lee Bienstock, has been appointed to the additional role of President. DocGo’s current Chief Financial Officer, Andre Oberholzer, will be promoted to the role of Treasurer and Executive Vice President of Capital Markets and Strategy. In his role as EVP of Capital Markets and Strategy, Mr. Oberholzer will continue his interaction with the broader financial community and play a primary role in strategic initiatives, including mergers and acquisitions. Norman Rosenberg, the current Chief Financial Officer of DocGo’s subsidiary, Ambulnz Holdings, LLC, will assume the role of Chief Financial Officer of DocGo Inc. All changes will be effective December 31, 2022. “We are pleased to broaden and enhance the roles of three of our key long-term operating executives, while maintaining continuity of leadership” stated Stan Vashovsky, Chief Executive Officer.

Vina Leite, MS

Ms. Leite currently serves as Chief People Officer at GoodRx (Nasdaq: GDRX), where she built a human resources infrastructure for a publicly traded growth company with more than 1,000 associates. Prior to GoodRx, she served as Chief People Officer at The Trade Desk (Nasdaq: TTD), a publicly traded technology company that empowers digital ad buyers to purchase data-driven digital advertising campaigns. Earlier in her career, Ms. Leite served as Chief People Officer at Cylance, a cyber security firm and Chief Human Resources Officer at Qlogic, a developer of computer connectivity solutions. Prior to that, she served as COO/Vice President of Human Resources at EMC, an information technology provider, and, before, Chief Human Resources Officer at UNICOM.

Ms. Leite has extensive board experience. In addition to DocGo, she serves on the boards of two technology companies, JAMF (Nasdaq: JAMF) and AHEAD. She also is a member of the Society for Human Resource Management (SHRM).

Ms. Leite received her Bachelor of Science in Business Management from Rhode Island College and her Master of Science in Organizational Management with a specialization in Human Resources /Organizational Behavior from Capella University. In addition, she holds a Certificate in Human Resources Management from Roger Williams University.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to the risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. More detailed information about factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this press release are made only as of the date of this release. We do not have and do not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law or regulation.

About DocGo

DocGo is a leading provider of last-mile mobile care services. DocGo is disrupting the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Media Contact:

Malory Van Guilder

Skyya PR for DocGo

malory@skyya.com

651-335-0585

Investor Contacts:

Mike Cole

DocGo

949-444-1341

mike.cole@docgo.com

ir@docgo.com

Steve Halper

LifeSci Advisors

646-876-6455

shalper@lifesciadvisors.com

ir@docgo.com